Exhibit 10.27

                                WARRANT AGREEMENT


     THIS WARRANT AGREEMENT ("Agreement") is made and entered into as of May 29, 1996, by and between CLEARVIEW CINEMA GROUP, INC., a Delaware corporation (the "Company"), and THE PROVIDENT BANK, an Ohio banking corporation ("Holder" and sometimes referred to as the "Initial Holder").

     WHEREAS, the Initial Holder, Company and various lenders and other financial institutions as described therein are parties to a certain Credit Agreement dated as of even date herewith, as the same may be amended or supplemented from time to time (the "Credit Agreement"); and

     WHEREAS, as a condition to the obligations of the Initial Holder under the Credit Agreement, the Company is required to (a) enter into this Agreement, and
(b) issue Warrants (as defined below) to the Initial Holder to purchase certain shares of Common Stock (as defined below) upon an exercise of said warrants at the price and upon the terms and conditions specified herein and therein. The Holder is entitled to receive on the date hereof two warrants to purchase 73 shares of the Common Stock in the aggregate (the "Initial Warrants") (said Initial Warrants issued by the Company to the Initial Holder, its successors and assigns including any Holder (as defined below), pursuant hereto or pursuant to any of said warrants, whether upon transfer, exchange or replacement thereof or otherwise, being hereinafter referred to collectively as the "Warrants", and each individually as a "Warrant");

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   CERTAIN DEFINITIONS.

     In addition to terms defined elsewhere in this Agreement, the following terms shall have the following respective meanings:

     "Adjusted EBITDA Base" shall mean, for any period, the EBITDA Base for such period adjusted to include the EBITDA Base attributable to (a) theaters acquired by the Company or any of its subsidiaries during such period (including theaters acquired as a result of the acquisition by the Company or any of its subsidiaries of a subsidiary or subsidiaries during such period), and (b) theaters constructed by the Company during such period to the extent certificates of occupancy have been issued and such theaters are open for business as of the last day of such period, as if such theaters were owned and open for business throughout the entire period. For purposes of computing Adjusted EBITDA Base, the EBITDA Base attributable to any theater constructed (and opened) or acquired during such period (for the portion of such period prior to the opening of such theater) shall be the EBITDA Base set forth in the projections (for the first full year of the operation) of EBITDA Base for such theater presented to the Board of Directors of the Company in connection with its approval of the construction or acquisition of such theater.



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                                      -2-

     "Applicable Holders" shall mean (i) in the case of a registration pursuant to Section 6 hereof, those Holders signing a Request who desire to register and sell some or all of their Warrant Stock pursuant to such Request, together with any additional Holders who, not later than fifteen (15) days after receipt of notice of a Request, elect in writing to Company to join in such Request, or
(ii) in the case of a registration pursuant to the Stockholders Agreement, those Holders requesting inclusion of Warrant Stock in such registration and whose Warrant Stock will be included in such registration.

     "Appraised Value" shall mean the fair market value of the Company's Common Stock as determined by an investment banking firm selected by the Holder and reasonably acceptable to the Company; provided, however, that if the Holder and the Company cannot agree on such investment banking firm, fair market value shall be determined by averaging the fair market value of the Company as determined by (a) an independent investment banking firm selected by the Company, (b) an independent investment banking firm selected by the Holder, and
(c) an independent investment banking firm selected by the investment banking firms selected by the Company and Holder. Each such appraisal shall be made at the Company's expense.

     "Capital Lease" means any lease of property which has been or is required to be classified and accounted for as a capital lease obligation on the Company's financial statements in accordance with GAAP.

     "Capital Transaction" shall mean any of the following: (i) one or more mergers, consolidations, liquidations of the Company, the liquidation of any subsidiary of the Company that constitutes more than fifteen percent (15%) of the assets of the Company or other similar corporate actions pursuant to which the Company or the Holders of Warrant Stock receive cash, securities or other property; (ii) at least a majority of the common equity of the Company or capital stock of the Company possessing the voting power to elect a majority of the directors is sold; and (iii) a registration statement with respect to the common equity of the Company shall be filed under the Securities Act other than as a consequence of an exercise of demand registration rights pursuant to the Stockholders Agreement.

     "Certificate of Applicable Holders" shall mean (i) in the case of a registration pursuant to Section 6 hereof, a resolution signed by the Holders of a majority of the Warrant Stock designated in a particular Request and certified by an officer of the Holder, or (ii) in the case of a registration pursuant to the Stockholders Agreement, a resolution signed by the Holders of a majority of the Warrant Stock that will be or were included in such registration.

     "Commission" shall mean the United States Securities and Exchange Commission and any successor federal agency having similar powers.

     "Common Stock" shall mean the common stock of the Company, par value $0.01 per share.



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                                      -3-

     "Company Documents" shall mean this Agreement and the Warrants, as any of the same may be amended, modified, supplemented or restated from time to time.

     "Convertible Securities" shall mean evidence of indebtedness, shares of stock or other securities which are directly or indirectly convertible into or exchangeable for, with or without payment of additional consideration, shares of Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

     "EBITDA Base" means, for the trailing twelve (12) months of the Company as determined by reference to the most recently available unaudited income statement of the Company (or the audited financial statements in the case of periods constituting a full fiscal year), prepared in accordance with GAAP for the period ended as of the last day of the month ended immediately prior to the date the Formula Value is being determined, the remainder of (a) all revenue of the Company and its Subsidiaries during such period derived from theaters owned, leased or operated by the Company and its Subsidiaries, including, without limitation, ticket revenue, advertising revenue and revenue from concession sales, minus (b) the direct "theater level" cash operating expenses incurred by the Company and its Subsidiaries during such period in connection with the ownership, leasing and operation of movie theaters owned, leased or operated by the Company and its Subsidiaries during such period. As used herein, "theater level" cash operating expenses shall expressly exclude, without limitation, corporate overhead charges, executive officer compensation, general and administrative expenses and other expenses not directly related to the ownership, leasing or operation of individual movie theaters.

     "Entity Value" shall mean the greatest of (a) the fair market value of the Company or any successor thereto as established as of any Capital Transaction,
(b) the Formula Value, or (c) the Appraised Value.

     "Exercise Price" of a share of Stock issuable upon the exercise of a Warrant shall mean $0.01.

     "Formula Value" shall mean the value of the Company as established by the following formula: 6.5 x Adjusted EBITDA Base for the trailing twelve (12) months as determined by reference to the unaudited income statement most recently available of the Company (or the audited financial statements in the case of months constituting the fiscal year), prepared in accordance with GAAP (subject, in the case of interim financial statements, to normal year end adjustments), for the period ended as of the last day of the month ending immediately prior to the date the Formula Value is being determined, less funded debt and preferred stock of the Company on any day of calculation, plus cash on any day of calculation held by the Company.

     "GAAP" shall mean generally accepted accounting principles in the United States at the time in effect.

     "Holder" and "Holders" shall mean the Initial Holder and its registered successors and permitted assigns of the Warrants and of the Stock exchanged for the Warrants pursuant to this Agreement.


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                                      -4-

     "Indebtedness for Borrowed Money" means at any particular time, all indebtedness (a) in respect of any money borrowed; (b) under or in respect of any contingent obligation (whether direct or indirect) of any money borrowed;
(c) evidenced by any loan or credit agreement, promissory note, debenture, bond, guaranty or other similar written obligation to pay money; or (d) under any Capital Lease obligations.

     "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

     "Lien" means any lien, mortgage, pledge, security interest, charge or other encumbrance of any kind including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest.

     "Official Body" shall mean any governmental or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

     "Outstanding Common Stock" shall mean the total number of outstanding shares of Common Stock of the Company on a fully diluted basis, including, without limitation, all shares which may be issued pursuant to all outstanding Convertible Securities, the Warrants, warrants, Options or agreements of any nature.

     "Person" shall include an individual, a company, a corporation, an association, a partnership, a joint venture, an unincorporated trade or business enterprise, a trust, an estate, or other legal entity or a government (national, regional or local), court, arbitrator or any agency, instrumentality or official of the foregoing.

     "Put Exercise Date" shall mean the earliest to occur of (a) April 30, 1999,
(b) the occurrence of an Event of Default under the Credit Agreement, (c) a Public Offering, (d) prepayment in full of the Term Loans, or (e) the consummation of any Capital Transaction.

     "Put Price" shall have the meaning attributed to it in Section 5.2.

     "Public Offering" shall mean any underwritten public offering of the Common Stock.

     The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of the effectiveness of such registration statement.

     "Stock" shall mean (i) all classes and categories of the capital stock of the Company whether then issued or issuable, including without limitation, any shares of Common Stock and (ii) any shares of Common Stock issued or issuable with respect to the Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

     "Stockholders Agreement" means the Stockholders and Registration Rights Agreement dated dated as of May 29, 1996, entered into among the Company and the other parties thereto.

     "Warrant Stock" shall mean Common Stock issuable upon exercise of the Warrant in accordance with its terms and any capital stock or other securities into which or for which such Common Stock shall have been converted or exchanged pursuant to any recapitalization, reorganization or merger of the Company.

     2.   WARRANT PURCHASE; ANTIDILUTION.

          2.1 Warrant Purchase.

          (a) Contemporaneously with the execution of this Agreement, the Company shall issue to the Initial Holder the Initial Warrants in the forms attached hereto as Exhibit A, evidencing the Initial Holder's right to purchase seventy-three (73) shares of Common Stock (in the aggregate) at the Exercise Price (as defined in the Warrant).

          (b) On a fully diluted basis, the number of shares issuable pursuant to (a) above shall be calculated as of the date of this Agreement taking into account all authorized shares of Common Stock, all outstanding shares of Common Stock, plus all shares of Common Stock which the Company is obligated to issue at the time or in the future by any outstanding warrant, option, convertible security or other agreement of any nature.

     2.2 No Voting Rights. This Agreement shall not entitle any Holder to any voting rights or other rights as a shareholder of the Company, and no dividend or interest shall be payable or accrued in respect of the Warrant or this Agreement or the interest represented hereby or the shares of Warrant Stock which may be purchased hereunder until and unless, and except to the extent that, a Holder has duly exercised its rights under any Warrant issued to such Holder or its predecessor in interest and such Holder has been issued shares of Warrant Stock. The Company shall thereupon treat such Holder (or its designee) as the record owner of the shares of Warrant Stock obtained by such exercise for voting and all other purposes.

     2.3 Good Faith by Company. The Company will not, by amendment to its Certificate of Incorporation or through any reorganization, reclassification, consolidation, merger, sale of assets, dissolution, issue or sale of securities or other action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith carry out all such terms and take all such action as may be necessary or appropriate to protect the rights of the Holders hereunder.

     2.4 Term. This Agreement shall terminate seven (7) years from the date hereof.


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                                      -6-



     3. REPRESENTATIONS AND WARRANTIES OF HOLDERS; RESTRICTIONS ON TRANSFERABILITY.

     3.1 The Initial Holder hereby represents and warrants to the Company as set forth in this Section 3.1 and each Holder other than the Initial Holder shall, upon its acquisition of a Warrant, be deemed to represent and warrant to the Company (severally and not jointly) as set forth in this Section 3.1. In addition, the representations and warranties set forth in this Section 3.1 shall be deemed to be remade by a Holder from time to time to the Company as of the date a Warrant is exercised by such Holder.

     (a) Authorization.

          (i) Authorization and Compliance With Law. The execution and delivery of this Agreement by the Holder, and any exercise or exchange of such Holder's Warrant pursuant to the terms hereof or thereof, have been duly authorized by all necessary action, corporate and otherwise, on the part of the Holder. The entry into this Agreement by the Holder, the acquisition and ownership of the Warrant issued to such Holder and the exercise or exchange of such Warrant pursuant to the terms hereof and thereof do not and will not violate any Law applicable to such Holder.

          (ii) Approvals. No authorization, consent, approval, license or filing with any third party or any Official Body is or will be necessary for the valid execution, delivery or performance of this Agreement by the Holder, the acquisition and ownership of the Warrant issued to the Holder or the exercise or exchange of such Warrant pursuant to the terms hereof or thereof.

     (b) Investment Representations.

          (i) No Distributive Intent; Restricted Securities. The Holder is acquiring the Warrant issued to it and, if applicable, the Warrant Stock (all of which shall be collectively referred to in this Section 3 as the "Securities" and singly, by type, as a "Security") for its own account with no present intention of reselling or otherwise distributing any such Security or participating in a distribution of such Securities in violation of the Securities Act, or any applicable state securities laws. The Holder acknowledges that it has been advised and is aware that (A) the Company is relying upon an exemption from registration under the Securities Act and applicable state securities laws predicated upon such Holder's representations and warranties contained in this Section 3.1 in connection with the issuance of such Securities pursuant to this Agreement, and (B) such Securities in the hands of the Holder will be "restricted securities" within the meaning of Rule 144 promulgated by the Commission pursuant to the Securities Act and, unless and until registered under the Securities Act, will be subject to limitations on resale (including, among others, limitations on the amount of securities that can be resold and the timing and manner of resale) set forth in Rule 144 or in administrative interpretations of the Securities Act by the Commission or in other rules and regulations promulgated thereunder by the Commission, in effect at the time of the proposed sale or other disposition of the Securities.

          (ii) Compliance with Law Upon Transfer. To the extent that the Holder is entitled to transfer or pledge any of the Securities, the Holder will not transfer or pledge any of such Securities in violation of the Securities Act or any other applicable Laws, and in the event the Holder pledges or transfers any of such Securities it will advise the pledgee or transferee of the transfer restrictions imposed on such Securities.

          (iii) No Commission. No outside parties have participated with respect to the negotiation of this transaction on behalf of the Holder, and the Holder shall indemnify and hold the Company harmless with respect to any claim for any broker's or finder's fees or commissions with respect to the transactions contemplated hereby by anyone found to have been acting on behalf of the Holder with the Holder's consent.

          (c) Execution and Binding Effect. This Agreement has been duly and validly executed and delivered by such Holder and constitutes legal, valid and binding obligations of such Holder, enforceable against such Holder in accordance with its terms.

     3.2 Restrictions on Transferability.

          (a) Transfer of Stock; Registration Rights. The shares of stock issuable upon the exercise of this Warrant shall be subject to the Stockholders Agreement, including, but not limited to the restrictions upon transfer contained therein. On or after May 29, 1998, the holder or holders of the Warrant Stock together may request the registration of at least 51% of the shares of Warrant STock pursuant to the terms and conditions set forth in Section 3.2(a) of the Stockholders Agreement, provided, however, that in no case may more than one such request be made. Any certificate for such shares of Common Stock issued upon the exercise of this Warrant shall bear an appropriate legend describing the foregoing restriction.

          (b) Securities Law Transfer Restrictions. By taking and holding this Warrant, the Holder (i) acknowledges that neither this Warrant nor any shares of Common Stock issuable upon the exercise of this Warrant have been registered under the Securities Act or any applicable state securities or blue sky law (collectively, the "Acts"); and (ii) agrees not to sell, transfer or otherwise dispose of this Warrant or any such shares of Common Stock without such registration unless the sale, transfer or disposition can be effected without such registration and in compliance with the Acts. Any certificate for shares of Common Stock issued upon exercise of this Warrant shall bear an appropriate legend describing the foregoing restrictions.

     4.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.


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                                      -8-


     4.1 Representations and Warranties. The Company hereby acknowledges and affirms each of the representations and warranties made by it in the Credit Agreement as set forth in Article 5 thereof, which representations and warranties are specifically incorporated herein by reference. The Company hereby further represents and warrants to the Initial Holder and any other Holder of any of the Warrants as set forth in this Section 4.1 that as of the date hereof:

     (a) The Company has the requisite corporate power and authority to (i) execute and deliver this Agreement and the Warrants, (ii) issue, sell and deliver the Warrants and the Warrant Stock; and (iii) carry out and perform the provisions of this Agreement and the Warrants.

     (b) The (i) execution and delivery by the Company of this Agreement and the Warrants, (ii) performance of all obligations of the Company hereunder and thereunder, (iii) issuance, sale and delivery of the Warrants and (iv) issuance and delivery of the Warrant Stock, have been duly authorized by all requisite corporate action on the part of the Company, its officers, directors and stockholders, and have not and will not violate any provision of applicable law, any order of any court or other agency of government, the Certificate of Incorporation of the Company, as amended or supplemented from time to time (the "Charter"), or the By-Laws of the Company, as amended from time to time (the "By-Laws"), or any provision of any indenture, agreement or other instrument to which the Company, or any of its respective properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any Lien, upon any of the properties or assets of the Company.

     (c) The Warrant Stock, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration herein expressed, will be duly and validly issued, fully paid and nonassessable shares of Common Stock, with no personal liability attaching to the ownership thereof and will be free and clear of all Liens imposed by or through the Company, except as set forth herein. The Warrants, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration herein expressed, will be duly and validly issued, free and clear of all Liens imposed by or through the Company, except as herein provided. The Warrant Stock has been duly and validly reserved for issuance. Neither the issuance, sale or delivery of the Warrants, nor the issuance or delivery of the Warrant Stock is subject to any preemptive right of stockholders of the Company or any subsidiary thereof or to any right of first refusal or other right in favor of any person, except as herein provided.

     (d) This Agreement and the Initial Warrants have been duly executed and delivered by the Company and, assuming the execution and delivery of such agreements by the Initial Holder, constitute the legal valid and binding obligations of the Company, enforceable in accordance with their terms, except as their enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other laws affecting the enforcement of creditors' rights generally, or by general equitable principles.

     (e) Subject to the accuracy of the representations and warranties of the Initial Holder set forth in Section 3.1 hereof, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be


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                                      -9-


necessary for (a) the valid execution, delivery and performance by the Company of this Agreement and the Warrants, (b) the issuance, sale and delivery of the Warrants, and (c) upon exercise thereof the issuance and delivery of the Warrant Stock.

     4.2 Board Observation Rights. The Company shall give the Holder notice of each meeting of its board of directors and the Holder shall have the right to attend any such meetings as it may, in its discretion, desire

     5. PUT OF WARRANTS AND STOCK; RIGHT OF FIRST REFUSAL; BRING/COME ALONG RIGHTS.

     5.1 Put Rights. On or at any time after the Put Exercise Date, each Holder shall have the right to "put" to the Company all or any part of its Warrant or the Warrant Stock obtained or obtainable by the Holder through the exercise of its Warrants subject to applicable law and any restriction set forth in the Credit Agreement. The Company shall, within thirty (30) days following the later of receipt of a written notice that the Holder intends to exercise its put rights hereunder or the date the parties reach agreement on the Put Price (but in no event later than ninety (90) days after the date of such notice), purchase the Warrants (or portion thereof) or the Warrant Stock being sold by the Holder for the Put Price calculated in accordance with Section 5.3 out of funds legally available therefore, if any.

     5.2 Call Rights. At any time after the first anniversary of the Put Exercise Date, the Company shall have the right to "call" from the Holder all or any part of its Warrant or the Warrant Stock obtained or obtainable by the Holder through the exercise of its Warrant subject to applicable law. The Holder shall, within thirty (30) days following the later of receipt of a written notice that the Company intends to exercise its call rights hereunder on the date the parties reach agreement on the Call Price (but in not event later than ninety (90) days after the date of such notice), purchase the Warrants (or portion thereof) or the warrant stock being sold by the Holder for the Call Price (as hereinafter defined) calculated in accordance with Section 5.3 out of funds legally available therefore, if any.

     5.3 Put Price and Call Price. Upon exercise of the put rights set forth in Section , the purchase price ("Put Price") and upon exercise of the call rights set forth in Section 5.2, the purchase price (the "Call Price") (a) for each share of Warrant Stock being put or called shall equal the Entity Value of the Company as defined herein divided by the total number of shares of Outstanding Common Stock, and (b) for each Warrant being put or called shall equal (x) the price per share determined pursuant to clause (a) above multiplied by the number of shares of Warrant Stock which such Warrant entitles the Holder thereof to purchase, minus (y) the Purchase Price per share of Warrant Stock multiplied by the number of shares of Warrant Stock which such Warrant entitles the Holder thereof to purchase.

     5.4 Default. If the Company shall, for any reason other than restrictions under applicable law or under the Credit Agreement, fail to pay in full the Put Price or Call Price (or any portion thereof) or the Warrant Stock being sold by the Holder pursuant to Sections 5.1, 5.2 and 5.3 when such amount is due and payable in accordance with such Section (the "Due Date"), the


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                                      -10-


Company shall pay to such Holder, on demand, in immediately available funds, an amount equal to the sum of (i) the unpaid amount of the Put Price or Call Price due to such Holder on the Due Date (the "Unpaid Portion") plus (ii) interest on such Unpaid Portion from the Due Date, computed on a daily basis and on the basis of a 360-day year, through the date upon which demand is made pursuant to this Section (the "Demand Date"), at a rate per annum equal to Eighteen Percent (18%) per annum.

     Until such time as the Put Price or Call Price for each unrepurchased share of Warrant Stock has been paid in full in cash, the Holder of such unrepurchased Warrant Stock shall be entitled to retain legal and beneficial ownership of such unrepurchased Stock and to exercise all rights with respect to such unrepurchased Warrant Stock under this Agreement.

     6. RULE 144.

     At all times following completion by the Company of its Initial Public Offering, the Company shall take such action as any holder of Warrant Stock may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of its Warrant Stock without registration under the Act pursuant to and in accordance with (x) Rule 144 under the Act, as such Rule may be amended from time to time, or (y) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     7. AMENDMENTS AND WAIVERS.

     This Agreement may be amended, and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if Company shall have obtained the advance written consent of the Holders holding Warrants exercisable for 51% or more of the Warrant Stock issuable upon exercise of outstanding Warrants at such time.

     8. NOTICES.

     Notices and other communications under this Agreement shall be in writing and shall be sent by registered mail, postage prepaid, addressed:

          (a) to any Holder of Warrant Stock or Warrants at the address shown on the Stock or Warrant transfer books of the Company unless such Holder has advised the Company in writing of a different address as to which notices shall be sent under this Agreement; and

          (b) if to Company at Clearview Cinema Group, Inc., 7 Waverly Place, Madison, New Jersey 07940, Attention: A. Dale Mayo or to such other address as Company shall have furnished to the Holder at the time outstanding.

     9. MISCELLANEOUS.

     This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any Holder or Holders. This Agreement and the Company Documents embody the entire agreement and understanding between the Company and the other parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF OHIO. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.


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                                      -12-



     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

SIGNED IN THE PRESENCE OF:             CLEARVIEW CINEMA GROUP, INC.



_________________________________      BY:______________________________________
                                       NAME:____________________________________
_________________________________      TITLE:___________________________________




                                       THE PROVIDENT BANK


                                       BY:  ____________________________________
                                                Christopher B. Gribble
                                                Assistant Vice President



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                                      -13-



                                    EXHIBIT A


                                 FORM OF WARRANT

[Exhibit not included herewith, but will be provided by the Company upon request.]